EXHIBIT 15.1
[Letterhead of Maples and Calder]
China Techfaith Wireless Communication Technology Limited
Building 1, No. 13, YongChang North Road
Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176
People’s Republic of China
May 18, 2010
Dear Sirs,
RE: CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED (THE “COMPANY”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of May 2010.

Yours faithfully,

/s/ Maples and Calder Maples and Calder